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                                                                    EXHIBIT 10.1


                                    AGREEMENT


           This Agreement is made this 30th day of January, 1998 by and between ACME Television Licenses of Tennessee, LLC ("Acme"), Ruth Payne Carman, d/b/a E&R Communications ("E&R") and the Carman-Holly Partnership (the "Partnership") (collectively, "the Parties").


           WHEREAS, E&R filed an application (the "Application") with the Federal Communications Commission (the "Commission" or "FCC") for a construction permit to build a new television station on Channel 31 at Harrison, Arkansas (the "Station"); and


           WHEREAS, three (3) other parties (sometimes referred to as the "Competing Applicants") filed separate and mutually exclusive applications for a construction permit to build a new television station on Channel 31 at Harrison, Arkansas; and


           WHEREAS, E&R has executed separate settlement agreements (the "Settlement Agreements") with each of the Competing Applicants to dismiss their respective applications with prejudice and to grant E&R's application, subject to the approval of the FCC; and


           WHEREAS, the Partnership has assisted E&R to achieve the Settlement Agreements with the Competing Applicants; and


           WHEREAS, the Partnership and E&R require the financial assistance of Acme to provide funds to effect the Settlement Agreements; and


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           WHEREAS, Acme is capable of providing the necessary funds to effect the Settlement Agreements and is willing to do so under the terms and conditions set forth herein;


           NOW, THEREFORE, in light of the mutual promises and covenants contained herein, Acme, E&R and the Partnership agree as follows:

1. Acme will be substituted for E&R as the sole surviving applicant for the Station in exchange for that right, ACME will pay Carman $425,000 at the closing of this Agreement as specified herein. The aforesaid monies will be applied as a credit to the monies to be paid ACME under paragraph 3 hereof upon exercise of the Partnership's rights thereunder.

2. Within one business day after execution of this Agreement and the filing of this Agreement, as well as the Settlement Agreements, with the FCC (if so filed by January 30, 1998), ACME shall establish a separate account with NationsBank, N.A. ("NationsBank") in St. Louis, Missouri and place in such account the sum of Two Million Two Hundred Twenty-Five Thousand ($2,225,000) (the "Settlement Monies"), which sum represents the total amount of monies to be paid to E&R under paragraph 1 of this Agreement and the amounts which E&R is obligated to pay the Competing Applicants under the Settlement Agreements. As soon thereafter is practicable, ACME, E&R and the Partnership shall enter into an Escrow Agreement with NationsBank as the Escrow Agent pursuant to an Escrow Agreement in the form of Exhibit A annexed hereto, subject to any amendments as may be required by NationsBank.



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3. Notwithstanding anything herein to the contrary, the Partnership shall have an irrevocable right and obligation to acquire all of ACME's right and interest as the surviving applicant or, in the event of FCC action, the construction permit for the Station, by (a) making a payment to ACME of an amount equal to $3,337,500 plus (i) ACME's expenses incurred by ACME in conjunction with the negotiation, execution, and implementation of this Agreement, including legal fees and (ii) an amount equal to any and all interest on the Settlement Monies accrued from the date of placement of the Settlement Monies in an escrow account with NationsBank through the date of exercise of the Partnership's rights hereunder, and (b) accepting an assignment of ACME's rights and obligations under The WB Television Network Affiliation Agreement (the "WB Affiliates Agreement") which ACME has executed or will execute in due course for the
Station: provided, that the foregoing monies to be paid to ACME shall be reduced by $100,000 if the Partnership exercises its rights within 30 days from the date hereof, $50,000 if exercised within 60 days from the date hereof, and $25,000 if exercised within 90 days from the date hereof. Simultaneously with the payment of the foregoing monies and the acceptance of the assignment of the WB Affiliation Agreement, ACME will execute an appropriate notice to NationsBank, as the escrow agent under the aforementioned Escrow Agreement, assigning to the Partnership any and all rights and obligations which ACME will have under that Escrow Agreement, including the right to a return of the Settlement Monies plus interest accrued thereon. The Partnership's right under this paragraph to acquire ACME's interest in the application or, as the case may be, the construction permit



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for the Station shall expire if not exercised within 120 days from the date of this Agreement. In the event that the Partnership does not fulfill its obligation within the aforesaid 120-day period, then, in that event, ACME will have no obligation to pay Carman $300,000 of the monies which ACME is otherwise obligated to pay Carman under paragraph 1 of the Agreement.

4. Within five (5) business days of any written request from the Partnership, Acme shall provide documentation of the expenses to be paid pursuant to Paragraph 3 hereof.

5. If and when the Partnership exercises its rights under paragraph 3 of this Agreement, ACME and the Partnership shall, by a letter signed by an officer of each party, notify the Commission within one business day thereafter of the Partnerships exercise of its rights.

6. The Partnership and Acme shall cooperate with each other in the preparation and prosecution of any joint request or other pleading necessary to secure FCC approval of this Agreement.

7. Unless the Partnership exercises its rights under paragraph 3 of this Agreement, the closing (the "Closing") of the transactions contemplated in this Agreement and the Settlement Agreements shall occur at the offices of ACME's counsel in Washington, DC at a mutually convenient time within ten (10) days after the FCC order approving this Agreement and the Settlement Agreements, along with the substitution of ACME as the party to receive the Construction Permit for the Station, becomes "final," meaning that the order is no longer subject to reconsideration or review by the FCC or a court of competent



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jurisdiction. At the Closing, the Settlement Monies shall be distributed in accordance with the terms of the Escrow Agreement.

8. Any notice or other communication required or authorized by this Agreement shall be delivered in person, by certified mail-return receipt requested (postage prepaid) or by overnight courier (charges prepaid) to the parties at the address specified below (or at any other address with any other party may specify in writing to the other party:

                                    Douglas Gealy
               If to Acme:          ACME Television Licenses of Tennessee, LLC
                                    10829 Olive Boulevard
                                    St. Louis, MO  63141

                                    Ruth Payne Carman, d/b/a E&R Communications
               If to E&R:           5864 New Harmony Road
                                    Hartsville, TN  37074

                                    Donald E. Holley
                                    24561 Stonington Road
                                    Omaha, AR 72662
               If to Partnership:

                                    Ruth Payne Carman
                                    5864 New Harmony Road
                                    Hartsville, TN  37074

9. This Agreement constitutes the entire understanding of the parties and supersedes any and all prior or contemporaneous agreements, contracts and understandings, whether oral or written. This Agreement may not be amended except in a writing executed by all parties.



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10. This Agreement shall be governed by the laws of the District of Columbia without regard to the conflict of laws provisions.

11. This Agreement may be executed in counterparts, and all counterparts shall be collectively deemed to be one and the same document.

12. This Agreement shall terminate upon any one of the following events: (a) the FCC issues an order which denies or dismisses any pleading requesting approval of this Agreement: provided, that ACME may, in the exercise of its sole discretion, postpone termination until such order becomes final; or (b) the FCC has not issued an order approving this Agreement by August 1, 1998 or, if issued such order does not become final by September 30, 1998.

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           IN WITNESS WHEREOF, the parties have executed this Agreement with the intent of it being effective as of the date first set forth above

                                            ACME TELEVISION, LICENSES OF
                                            TENNESSEE, LLC



                                            By: /s/ Douglas E. Gealy
                                                --------------------------------


                                            RUTH PAYNE CARMAN, D/B/A E&R
                                            COMMUNICATIONS



                                            By: /s/ Ruth P. Carmen
                                                --------------------------------


                                            CARMAN HOLLY PARTNERSHIP



                                            By:  /s/ Ruth P. Carmen
                                                --------------------------------



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           Exhibit A - Escrow Agreement has been intentionally omitted by the
Registrants.


           A copy of this omitted Exhibit will be provided to the Securities and Exchange Commission upon request.



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